Calculation of Filing Fee Tables
S-8
VIDA Global Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A common stock, par value $0.001 per share, VIDA Global Inc. 2022 Equity Incentive Plan	Other	1,369,561	$ 2.27	$ 3,108,903.47	0.0001381	$ 429.34
Total Offering Amounts:						$ 3,108,903.47		$ 429.34
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 429.34
Offering Note
[1]	a. Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Class A common stock that become issuable under the stock options or will vest pursuant to the restricted stock awards ("RSAs") set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Class A common stock. b. Estimated pursuant to Rules 457(c) and (h) of the Securities Act, solely for the purpose of calculating the registration fee, on the basis of the average of the high and low prices of the Registrant's Class A common stock as reported on the NYSE American LLC ("NYSE") on May 19, 2026. c. Consists of shares of Class A common stock issued or issuable pursuant to the exercise of stock options granted under the Registrant's 2022 Equity Incentive Plan, as amended (the "2022 Plan") and shares that vested or will vest pursuant to the outstanding RSAs granted under the 2022 Plan.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources